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                                                               EXHIBIT  23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated December 3, 1998 on the consolidated financial statements and schedules of Magellan Health Services, Inc. and subsidiaries, and Charter Behavioral Health Systems, LLC and subsidiaries, included in Magellan Health Services, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 1998 and to all references to our Firm included in this Registration Statement.


                                  /s/ Arthur Andersen LLP
                                  -----------------------




Atlanta, Georgia
February 12, 1999


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